EXHIBIT 4.4.4



                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                                ISSUE SUPPLEMENT
                         Dated as of September 17, 2004

                            TO MASTER TRUST AGREEMENT
                           Dated as of March 31, 2000

                                       for

               GUARANTEED AGRICULTURAL MORTGAGE-BACKED SECURITIES

      Series Designation                                   Issue Date
      ------------------                                   ----------
      Farmer Mac II Trust 2004-A                        September 24, 2004

     THIS ISSUE SUPPLEMENT accompanies and supplements a certain Master Trust Agreement, dated as of March 31, 2000 (the "Trust Agreement"), among the Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States ("Farmer Mac") as issuer (in such capacity, the "Issuer") and trustee (in such capacity, the "Trustee") and Farmer Mac Mortgage Securities Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Depositor"). Unless otherwise specified, certain capitalized terms are defined in such Trust Agreement and shall have the meanings so defined.

     The collective terms of such Trust Agreement and this Issue Supplement shall govern the composition of the Trust Fund, the beneficial ownership of which is evidenced by the Series of Certificates having the above designation, and have no applicability to any other Trust Fund. If any provision of this Issue Supplement conflicts with or contradicts a provision of the Trust Agreement, the provisions of this Issue Supplement shall control.

     The Depositor does hereby transfer, assign, set over and otherwise convey to the Trustee for the Holders of Certificates evidencing beneficial ownership interests in the Trust Fund established hereby (i) all of the Depositor's right, title and interest in and to the Guaranteed Portions identified in the Guaranteed Portion Schedule attached as Schedule I hereto, (ii) all of the Depositor's right, title and interest in and to all payments of principal received and interest thereon accrued and received after September 17, 2004 (the "Cut-Off Date"), and (iii) all of the Depositor's rights, as assignee of Farmer Mac, under each Final Guaranteed Portion Assignment providing for the sale of the Guaranteed Portions identified in the Guaranteed Portion Schedule attached as Schedule I hereto.

      Section 1.  Certain Defined Terms Redefined.

     The terms "Balloon Payment" and "Initial Deposit" defined in Section 1.01 of the Trust Agreement shall not apply to the Series of Certificates authorized hereby. The following terms defined in Section 1.01 of the Trust Agreement are modified to have the following meanings for the Series of Certificates authorized hereby:

     Certificate: A Guaranteed Agricultural Mortgaged-Backed Security, Series Farmer Mac II Trust 2004-A, which shall be issued in book-entry form and maintained in the name of a record owner as an entry on the books of the FRBNY under a designation specifying the Series, Class and Denomination thereof.

      Collection Period: As to any Distribution Date, the second calendar month preceding the month of such Distribution Date, except that the first Collection Period will begin on the Cut-off Date and end on September 30, 2004.

      Distribution Date: As to the Certificates, the 15th day of each month (or if such 15th day is not a Business Day, the Business Day immediately following), beginning November 15, 2004.

     Guaranteed Portion Schedule: The schedule attached as Schedule I to this Issue Supplement.

     Principal Distribution Amount: With respect to a particular Distribution Date, all payments of principal (including any Principal Prepayments and any Purchase Proceeds allocable to principal) received on the Guaranteed Portions during the related Collection Period, plus, with respect to the Final Distribution Date, any amounts of ultimate principal paid by Farmer Mac under the Farmer Mac Guarantee.


      Section 2.  Defined Terms Applicable to Issue Supplement.

     Whenever used in the Trust Agreement or this Issue Supplement, the following words and phrases shall have the following meanings:

      Administration Fee Rate:  The per annum rate of 0.14%.

      Closing Date:  September 24, 2004

      Cut-Off Date:  September 17, 2004.

      Guarantee Fee Rate:  The per annum rate of 0.25%.

      Seller:  Pee Dee Farm Credit, ACA.


     Section  3.   Class   Designation   of   Certificates;   Distributions   on
                   Certificates.

     The Series of Certificates authorized by the Trust Agreement and this Issue Supplement shall have the terms and provisions hereinafter set forth. The Class designation, original Class Certificate Principal Balance and Final Distribution Date shall be as follows:

                        Original Class
        Class            Certificate            Final Distribution
     Designation      Principal Balance                Date

          A              $11,787,894             November 15, 2043

     On each Distribution Date, Farmer Mac shall distribute the Certificate Distribution Amount to the Certificateholders as of the related Record Date. Amounts distributed in respect of clause (b) of the definition of Certificate Distribution Amount shall be applied in reduction of the Certificate Principal Balance of the Certificates. All distributions of the Certificate Distribution Amount shall be applied on a pro rata basis among the Certificates.


      Section 4.  Authority Regarding Tax Status of Trust Fund.

     Section 8.01 of the Trust  Agreement is amended by adding a new  subsection
(e) as follows:

     "(e) No provision of this Trust Agreement shall be construed to grant the Trustee or any other person authority to act in any manner that would cause the Trust Fund not to be treated as a fixed investment trust for federal income tax purposes."


      Section 5.  Waivers and Supplemental Agreements.

     Section 10.02 of the Trust Agreement is amended by deleting the word "or" at the end of subsection (a); by substituting "; or" for the period at the end of subsection (b); and by adding a new subsection (c) immediately after subsection (b) as follows:

     "(c) without the consent of all Certificateholders alter the classification of the Trust Fund as a fixed investment trust for federal income tax purposes."


      Section 6.  Intended Classification.

      A new Section 11.06 is added to the Trust Agreement as follows:

          "Section 11.06. Intended Classification. It is intended that the Trust Fund be classified for federal income tax purposes as an `investment trust' classified as a trust within the meaning of Treasury Regulation 301.7701-4(c) and, notwithstanding anything to the contrary herein, the provisions of this Agreement shall be applied and interpreted in a manner consistent with such intention, including, without limitation, so as to circumscribe any right to exercise discretion granted to Farmer Mac or FMMSC herein as to matters relating to the Guaranteed Portions."

                              * * * * * * * * * * *

     IN  WITNESS   WHEREOF,   the  parties  hereto  hereby  execute  this  Issue
Supplement, as of the day and year first above written.


                                          FEDERAL AGRICULTURAL
                                            MORTGAGE CORPORATION,
                                            as Issuer and Trustee
[SEAL]

                                          By:   /s/ Nancy E. Corsiglia
                                             ---------------------------
Attest:     /s/ Stephen P. Mullery           Name:  Nancy E. Corsiglia
          ------------------------           Title:  Vice President
            Assistant Secretary





                                          FARMER MAC MORTGAGE
                                            SECURITIES CORPORATION,
                                            as Depositor
[SEAL]

                                          By:   /s/ Nancy E. Corsiglia
Attest:     /s/ Stephen P. Mullery           ---------------------------
           ------------------------            Name:  Nancy E. Corsiglia
             Assistant Secretary               Title:  Vice President



       Guaranteed
        Portion       Term to                             Next                                               Gross        Net
       Principal    Maturity at              Interest-  Interest   Interest          Prepayment   Lender's  Interest    Interest
Loan   Balance as   Origination    Maturity    Only       Reset      Rate    Accrual  Penalty    Servicing  Rate as     Rate as
Type   of 9/17/04  (in years)(1)     Date     Period     Date (2)   Margin    Basis     Type        Fee    of 9/17/04  of 9/17/04(3)
------------------------------------------------------------------------------------------------------------------------------------
 B&I  $478,854.63       14        9/30/2016    None     10/1/2004   1.50%     A/360    5-3-1        0.50%     5.75%      4.86%
-----------------------------------------------------------------------------------------------------------------------------------
 B&I   $471,466.08      10        3/25/2013    None     10/1/2004   2.00%     A/360     None        0.50%     6.25%      5.36%
-----------------------------------------------------------------------------------------------------------------------------------
 B&I   $505,250.15      10        11/25/2013   None     10/1/2004   1.50%     A/365   5-4-3-2-1     0.50%     5.75%      4.86%
-----------------------------------------------------------------------------------------------------------------------------------
 B&I   $554,666.48      25        6/1/2026     None     10/1/2004   1.50%     A/360   5-4-3-2-1     0.50%     5.75%      4.86%
-----------------------------------------------------------------------------------------------------------------------------------
 B&I   $595,825.92      11        2/1/2015   2/1/2004   10/23/2004  1.00%     A/360     None        0.25%     5.25% (4)  4.61%
                                                to
                                             1/1/2005
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $468,853.52       7        4/1/2010     None     10/1/2004   2.00%     A/365     None        0.50%     6.25%      5.36%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $474,456.41      26        1/1/2029     None     10/1/2004   1.00%     A/360   5-4-3-2-1     0.25%     5.25%      4.61%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $396,477.81      16        5/1/2020     None     10/1/2004   2.00%     A/365  7-6-5-4-3-2-1  0.50%     6.25%      5.36%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $474,723.19      15        11/1/2017    None     10/28/2004  2.00%     A/360  5-4-3-2-1-1-1  0.25%     6.25%      5.61%
------------------------------------------------------------------------------------------------------------------------------------
  FO   $171,000.00      40        9/29/2043  10/29/2003 10/1/2004   2.00%    365/360  5-4-3-2-1     0.00%     6.25%      5.86%
                                                to
                                             9/29/2004
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $461,786.85       7        12/23/2010   None     10/1/2004   2.50%     A/360   5-4-3-2-1     0.50%     6.75%      5.86%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $495,735.84      25        2/18/2029    None     10/1/2004   2.00%     A/365   5-4-3-2-1     0.25%     6.25%      5.61%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $428,781.56      21        8/1/2024     None     10/1/2004   2.00%     A/360   5-4-3-2-1     0.25%     6.25%      5.61%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $454,458.11      13        11/18/2016   None     10/1/2004   2.00%     A/360   5-4-3-2-1     1.00%     6.25%      4.86%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $444,891.81      20        2/28/2022    None     10/1/2004   1.25%     A/360    5-3-1        0.50%     5.50%      4.61%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $450,311.30      19        10/19/2020   None     10/1/2004   1.00%     A/360   5-4-3-2-1     0.50%     5.25%      4.36%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $429,834.16      15        9/27/2016    None     10/1/2004   1.00%    30/360     None        0.50%     5.25%      4.36%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $437,175.53       7        4/8/2011     None     10/1/2004   2.00%    30/360    3-2-1        0.25%     6.25%      5.61%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $521,666.55      16        12/27/2018   None     10/1/2004   1.25%     A/360    3-2-1        0.50%     5.50%      4.61%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $488,736.63      10        8/4/2013     None     10/1/2004   1.50%     A/360    5-3-1        0.50%     5.75%      4.86%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $449,312.90      20        12/22/2023   None     10/1/2004   2.00%     A/360   5-4-3-2-1     0.25%     6.25%      5.61%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $487,651.50      17        12/30/2020   None     10/1/2004   1.00%     A/365   5-5-5-5-5     0.50%     5.25%      4.36%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $494,283.97      30        6/6/2033     None     10/1/2004   2.00%     A/360   5-4-3-2-1     0.25%     6.25%      5.61%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $308,240.95      19        6/30/2023    None     10/1/2004   1.50%     A/365   5-4-3-2-1     0.25%     5.75%      5.11%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $309,135.67      25        7/1/2029     None     10/1/2004   1.50%     A/360   5-4-3-2-1     0.25%     5.75%      5.11%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $230,316.66      14        3/19/2017    None     10/1/2004   2.00%     A/360   5-4-3-2-1     0.25%     6.25%      5.61%
------------------------------------------------------------------------------------------------------------------------------------
 B&I   $304,000.00      30        8/1/2034     None     10/1/2004   1.00%    365/360  5-5-5-5-5     0.00%     5.25%      4.86%
------------------------------------------------------------------------------------------------------------------------------------

(1) None of the Loans are "balloon" loans. All of the Loans provide for regular monthly scheduled payments of principal and interest (other than during any applicable interest-only period) on a level basis to amortize fully over their stated terms using the simple interest accrual method of calculating interest.
(2) The interest rate on each Loan resets on a quarterly basis based on the Prime Rate and the applicable interest rate margin.
(3) The Net Interest Rate is the Gross Interest Rate reduced by (1) the applicable per annum lender servicing fee, (2) a Guarantee Fee of 0.25% per annum and (3) an Administration Fee of 0.14% per annum.
(4) Subject to a minimum interest rate of 5.00% per annum and a maximum interest rate of 18.00% per annum.

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